Exhibit 99.2

800 Boylston Street
Boston, MA 02199

BOSTON PROPERTIES ANNOUNCES THIRD QUARTER 2018 RESULTS OF
$0.77 GAAP EPS and $1.64 FFO PER SHARE

Provides FY 2019 Guidance with Projected FFO Growth of 7% Year-on-Year at the Midpoint

BOSTON, MA, October 30, 2018 - Boston Properties, Inc. (NYSE: BXP), one of the largest publicly-traded developers, owners and managers of Class A office properties in the United States, reported results today for the third quarter ended September 30, 2018.
Financial highlights for the quarter include:

•
Net income attributable to common shareholders of $119.1 million, or $0.77 per diluted share (EPS), reflecting growth of 2% compared to $117.3 million, or $0.76 per diluted share, for the quarter ended September 30, 2017.

•
Funds from Operations (FFO) of $253.8 million, or $1.64 per diluted share, reflecting growth of 4% compared to FFO of $243.0 million, or $1.57 per diluted share, for the quarter ended September 30, 2017.

◦	FFO of $1.64 per diluted share was $0.02 per share greater than the mid-point of the Company’s previous guidance, primarily due to greater than projected development and management services revenue.

•	The Company provided guidance for fourth quarter 2018 with projected EPS of $1.15 - $1.17 per diluted share and FFO of $1.68 - $1.70 per diluted share.

•	The Company also provided its guidance for full year 2019 EPS and FFO per diluted share as follows:

◦	Projected EPS for 2019 of $3.07 - $3.24 per diluted share; and

◦	Projected FFO for 2019 of $6.75 - $6.92 per diluted share.

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•	Business highlights for the third quarter include:

•
Increased the regular quarterly dividend 18.75% to $0.95 per share of common stock, representing the largest quarterly dividend increase in the Company's history. The Company has increased its quarterly dividend by more than 46% over the past three years.

•
Commenced development of the initial phase of its Reston Gateway development project in Reston, Virginia. The initial phase consists of approximately 1.1 million net rentable square feet of which 850,000 net rentable square feet, or 80%, has been pre-leased to Fannie Mae. During the quarter, the Company also received entitlements for the total Reston Gateway mixed-use development project; which consists of 4.5 million square feet and will be located directly adjacent to the Reston Town Center station of the Washington Metro.

•
Entered into a binding agreement for the sale of 1333 New Hampshire Avenue, an approximately 315,000 net rentable square foot Class A office property located in Washington, DC for a gross sale price of approximately $136.5 million.

•
Increased its portfolio occupancy to 91.1% for the Company’s 181 in-service office properties as of September 30, 2018, an increase of 70 bps as compared to portfolio occupancy of 90.4% for in-service office properties in the second quarter of 2018.

At September 30, 2018, the Company’s portfolio consisted of 200 properties aggregating approximately 52.7 million square feet, including fourteen properties under construction/redevelopment totaling approximately 7.5 million square feet.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2018. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.
Other events during the third quarter include:

•
Completed and fully placed in-service its Proto Kendall Square development project comprised of 280 apartment units and retail space aggregating approximately 167,000 square feet located in Cambridge, Massachusetts on September 1, 2018. The retail space totaling approximately 15,000 net rentable square feet is approximately 98% leased and the residential units are currently approximately 49% leased.

•
Entered into a joint venture with its partner at The Hub on Causeway mixed-use development project and commenced development of an approximately 627,000 net rentable square foot Class A office tower at the site known as 100 Causeway Street, in Boston, Massachusetts.  The joint venture entered into a lease agreement with an affiliate of Verizon Communications, Inc. under which Verizon will lease approximately 70% of the office tower for a term of 20 years.  The Company will serve as co-development manager for the project and will own a 50% interest in the joint venture.

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•
Entered into a joint venture with a third party to acquire a development site at 3 Hudson Boulevard in New York City that, upon the future acquisition of additional available development rights, can accommodate a Class A office tower with up to 2.0 million net rentable square feet.  The Company owns a 25% interest in and is the managing member of the joint venture.  In addition, the Company has provided $80.0 million of mortgage financing to the joint venture that bears interest at a variable rate equal to LIBOR plus 3.50% per annum.

•
Completed the acquisition of Santa Monica Business Park in Santa Monica, California for a purchase price of approximately $627.5 million on July 19, 2018. Santa Monica Business Park is a 47-acre office park consisting of 21 buildings totaling approximately 1.2 million net rentable square feet. The property is 94% leased. Approximately 70% of the rentable square footage is subject to a ground lease with 80 years remaining, including renewal periods. The ground lease provides the Company with the right to purchase the land underlying the properties in 2028 with subsequent purchase rights every 15 years.  The acquisition was completed in a joint venture with Canada Pension Plan Investment Board, which invested approximately $147.4 million for a 45% ownership interest in the joint venture. Boston Properties invested approximately $180.1 million in the joint venture. The acquisition was completed with $300.0 million of financing. The mortgage financing bears interest at a variable rate equal to LIBOR plus 1.28% per annum and matures on July 19, 2025. At closing, the borrower under the loan, which is a subsidiary of the joint venture, entered into interest rate swap contracts with notional amounts aggregating $300.0 million through April 1, 2025, resulting in a fixed rate of approximately 4.063% per annum.

•
Completed the sale of its Quorum Office Park property located in Chelmsford, Massachusetts for a gross sale price of approximately $35.3 million on September 27, 2018. Net cash proceeds totaled approximately $34.3 million, resulting in a gain on sale of real estate totaling approximately $7.9 million. Quorum Office Park is an approximately 268,000 net rentable square foot Class A office property.

EPS and FFO per Share Guidance:
The Company’s guidance for the fourth quarter 2018, full year 2018 and full year 2019 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.  Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call and in the Company’s Supplemental Operating and Financial Data for the quarter ended September 30, 2018. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below. For details of the Company's assumptions related to guidance for the fourth quarter 2018, full year 2018 and

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full year 2019 for EPS (diluted) and FFO per share (diluted), please see the Third Quarter 2018 Supplemental Operating and Financial Data located on the Investor Relations section of the Company's website at www.bostonproperties.com.

	Fourth Quarter 2018			Full Year 2018
	Low	-	High	Low	-	High
Projected EPS (diluted)	$1.15	-	$1.17	$3.84	-	$3.86
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.89	-	0.89	3.62	-	3.62
Less:
Projected Company Share of Gains on Sales of Real Estate	0.36	-	0.36	1.07	-	1.07
Projected FFO per Share (diluted)	$1.68	-	$1.70	$6.39	-	$6.41

	Full Year 2019
	Low	-	High
Projected EPS (diluted)	$3.07	-	$3.24
Add:
Projected Company Share of Real Estate Depreciation and Amortization	3.68	-	3.68
Less:
Projected Company Share of Gains on Sales of Real Estate	—	-	—
Projected FFO per Share (diluted)	$6.75	-	$6.92
% Growth in FFO as compared to FY 2018	5.6%		8.0%
Boston Properties will host a conference call on Wednesday, October 31, 2018 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2018 results, the fourth quarter 2018, full fiscal year 2018 and full fiscal year 2019 projections and related assumptions, and other matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 7699536. A replay of the conference call will be available through November 22, 2018, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 7699536. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

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Additionally, a copy of Boston Properties’ third quarter 2018 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties (NYSE: BXP) is one of the largest publicly-held developers and owners of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The Company’s portfolio totals 52.7 million square feet and 200 properties, including fourteen properties under construction.
This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2018, full fiscal year 2018 and full fiscal year 2019, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2018	December 31, 2017
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$20,425,282	$19,622,379
Construction in progress	1,057,261	1,269,338
Land held for future development	205,096	204,925
Less: accumulated depreciation	(4,838,496)	(4,589,634)
Total real estate	16,849,143	16,507,008
Cash and cash equivalents	322,502	434,767
Cash held in escrows	101,282	70,602
Investments in securities	31,376	29,161
Tenant and other receivables, net	98,502	92,186
Related party note receivable	80,000	—
Accrued rental income, net	926,274	861,575
Deferred charges, net	669,545	679,038
Prepaid expenses and other assets	133,443	77,971
Investments in unconsolidated joint ventures	925,431	619,925
Total assets	$20,137,498	$19,372,233
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,967,548	$2,979,281
Unsecured senior notes, net	7,253,786	7,247,330
Unsecured line of credit	170,000	45,000
Unsecured term loan, net	498,368	—
Accounts payable and accrued expenses	315,462	331,500
Dividends and distributions payable	165,118	139,040
Accrued interest payable	92,809	83,646
Other liabilities	468,433	443,980
Total liabilities	11,931,524	11,269,777

Commitments and contingencies	—	—
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at September 30, 2018 and December 31, 2017	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,519,139 and 154,404,186 issued and 154,440,239 and 154,325,286 outstanding at September 30, 2018 and December 31, 2017, respectively	1,544	1,543
Additional paid-in capital	6,400,193	6,377,908
Dividends in excess of earnings	(677,312)	(712,343)
Treasury common stock at cost, 78,900 shares at September 30, 2018 and December 31, 2017	(2,722)	(2,722)
Accumulated other comprehensive loss	(45,137)	(50,429)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,876,566	5,813,957
Noncontrolling interests:
Common units of the Operating Partnership	618,380	604,739
Property partnerships	1,711,028	1,683,760
Total equity	8,205,974	8,102,456
Total liabilities and equity	$20,137,498	$19,372,233

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BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$525,875	$513,269	$1,561,821	$1,537,373
Recoveries from tenants	102,424	94,476	292,801	272,803
Parking and other	26,552	26,092	79,590	78,164
Total rental revenue	654,851	633,837	1,934,212	1,888,340
Hotel revenue	13,664	13,064	37,373	33,859
Development and management services	15,253	10,811	32,963	24,648
Direct reimbursements of payroll and related costs from management services contracts	2,516	—	7,371	—
Total revenue	686,284	657,712	2,011,919	1,946,847
Expenses
Operating
Rental	247,989	237,341	726,108	696,082
Hotel	8,828	8,447	25,642	23,942
General and administrative	29,677	25,792	94,039	84,319
Payroll and related costs from management services contracts	2,516	—	7,371	—
Transaction costs	914	239	1,409	572
Depreciation and amortization	157,996	152,164	480,210	463,288
Total expenses	447,920	423,983	1,334,779	1,268,203
Operating income	238,364	233,729	677,140	678,644
Other income (expense)
Income (loss) from unconsolidated joint ventures	(4,313)	843	(3,083)	7,035
Gains on sales of real estate	7,863	2,891	122,552	6,791
Interest and other income	2,822	1,329	7,049	3,447
Gains from investments in securities	1,075	944	1,454	2,716
Gains from early extinguishments of debt	—	—	—	14,354
Interest expense	(95,366)	(92,032)	(277,790)	(282,709)
Net income	150,445	147,704	527,322	430,278
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(14,850)	(14,340)	(46,484)	(33,967)
Noncontrolling interest—common units of the Operating Partnership	(13,852)	(13,402)	(49,128)	(40,350)
Net income attributable to Boston Properties, Inc.	121,743	119,962	431,710	355,961
Preferred dividends	(2,625)	(2,625)	(7,875)	(7,875)
Net income attributable to Boston Properties, Inc. common shareholders	$119,118	$117,337	$423,835	$348,086
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.77	$0.76	$2.74	$2.26
Weighted average number of common shares outstanding	154,440	154,355	154,414	154,132
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.77	$0.76	$2.74	$2.26
Weighted average number of common and common equivalent shares outstanding	154,678	154,483	154,652	154,344

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BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$119,118	$117,337	$423,835	$348,086
Add:
Preferred dividends	2,625	2,625	7,875	7,875
Noncontrolling interest - common units of the Operating Partnership	13,852	13,402	49,128	40,350
Noncontrolling interests in property partnerships	14,850	14,340	46,484	33,967
Net income	150,445	147,704	527,322	430,278
Add:
Depreciation and amortization expense	157,996	152,164	480,210	463,288
Noncontrolling interests in property partnerships' share of depreciation and amortization	(18,166)	(18,552)	(54,813)	(59,294)
Company's share of depreciation and amortization from unconsolidated joint ventures	18,020	9,282	36,776	27,952
Corporate-related depreciation and amortization	(425)	(434)	(1,236)	(1,445)
Less:
Gains on sales of real estate	7,863	2,891	122,552	6,791
Noncontrolling interests in property partnerships	14,850	14,340	46,484	33,967
Preferred dividends	2,625	2,625	7,875	7,875
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	282,532	270,308	811,348	812,146
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	28,738	27,293	82,550	82,881
Funds from operations attributable to Boston Properties, Inc. common shareholders	$253,794	$243,015	$728,798	$729,265
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.83%	89.90%	89.83%	89.79%
Weighted average shares outstanding - basic	154,440	154,355	154,414	154,132
FFO per share basic	$1.64	$1.57	$4.72	$4.73
Weighted average shares outstanding - diluted	154,678	154,483	154,652	154,344
FFO per share diluted	$1.64	$1.57	$4.71	$4.73

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(1)
Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company's operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company's consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2018	December 31, 2017
Boston	95.3%	94.1%
Los Angeles	96.2%	85.6%
New York	86.9%	86.9%
San Francisco	91.1%	89.9%
Washington, DC	89.2%	91.3%
Total Portfolio	91.1%	90.7%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bostonproperties.com

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